Calculation of Filing Fee Tables
S-3
Global Business Travel Group, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.0001 per share	457(a)	50,757,742	$ 7.96	$ 404,031,626.32	0.0001381	$ 55,796.77
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 404,031,626.32		$ 55,796.77
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 55,796.77
			Net Fee Due:						$ 0.00
Offering Note
[1]	(a) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement includes any additional shares that may become issuable as a result of any stock split, stock dividend, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of common stock. (b) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices per share of the registrant's common stock, as reported on the New York Stock Exchange, on October 23, 2025, a date within five business days prior to the filing of this registration statement.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Global Business Travel Group, Inc.	S-1	333-265748	06/21/2022		$ 55,796.77	Equity	Class A Common Stock, par value $0.0001 per share	409,448,481	$ 2,857,950,397.38
Fee Offset Sources	2	Global Business Travel Group, Inc.	S-1	333-265748		06/21/2022						$ 264,932.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	On June 21, 2022, the Company filed a registration statement on Form S-1 (Registration No. 333-265748), as amended, which was subsequently declared effective by the U.S. Securities and Exchange Commission (the "SEC") on August 5, 2022 (the "2022 Registration Statement"). The 2022 Registration Statement registered 409,448,481 shares of Class A Common Stock of the registrant in a primary offering (the "Primary Offering") with an aggregate offering price not to exceed $2,857,950,397.38. In connection with the Primary Offering, the Company paid a filing fee of $264,932.00. On July 11, 2022, the Company received comments from the staff of the SEC, pursuant to which the Company revised the 2022 Registration Statement and the related registration fee table to remove the Primary Offering, thereby terminating the Primary Offering. As a result, $264,932.00 in previously paid fees remained available for future offset (calculated at the fee rate in effect on the filing date of the 2022 Registration Statement). In accordance with Rule 457(p) under the Securities Act, the Company applied $35,938.99 of such unused fees to offset the filing fee payable in connection with its registration statement on Form S-3 filed on June 1, 2023 (Registration No. 333-272339). As a result, $228,993.01 (the "Unused Fees") in previously paid fees remained available for future offset. In accordance with Rule 457(p) under the Securities Act, the registrant hereby applies $55,796.77 of the Unused Fees to offset the filing fee payable in connection with this filing.

Offset Note
[2]	See Footnote 1.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A